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                                                                      Exhibit 15


March 15, 2001



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated October 24, 2000 and January 24, 2001 on our reviews of interim consolidated financial information of Regis Corporation (the Company) for the periods ended September 30, 2000 and 1999, and December 31, 2000 and 1999 and included in the Company's quarterly reports on Form 10-Q for the quarters ended September 30, 2000 and December 31, 2000 are incorporated by reference in this registration statement dated March 15, 2001.

                                       Yours very truly,



                                       /s/ PricewaterhouseCoopers LLP
                                       -----------------------------------------
                                       PRICEWATERHOUSECOOOPERS LLP


Minneapolis, Minnesota
March 15, 2001